UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 13, 2003


                                     0-15898
                            (Commission File Number)

                         ------------------------------


                         CASUAL MALE RETAIL GROUP, INC.
             (Exact name of registrant as specified in its charter)


              Delaware                                    04-2623104
      (State of Incorporation)                          (IRS Employer
                                                     Identification Number)


                555 Turnpike Street, Canton, Massachusetts 02021
              (Address of registrant's principal executive office)


                                 (781) 828-9300
                         (Registrant's telephone number)

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Item 5.    Other Events.

            Filed as an exhibit hereto is the registrant's press release, dated November 13, 2003, in which the registrant announced the pricing of its offering of $85 million principal amount of convertible senior subordinated notes due 2024 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The notes will bear interest at a rate of 5% per year, will be convertible into CMRG's common stock at a conversion price of $10.65 per share and will be general unsecured obligations of CMRG subordinate to all existing and future designated senior indebtedness of CMRG. CMRG has also granted the initial purchaser of the notes a 13-day option to purchase an additional $15 million principal amount of the notes. The sale of the notes is expected to close on November 18, 2003.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed herewith:

Exhibit No.    Description
-----------    -----------

99.1           Press Release issued on November 13, 2003.




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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    CASUAL MALE RETAIL GROUP, INC.


                                    By: /s/ Dennis R. Hernreich
                                       -------------------------------------
                                    Name:  Dennis R. Hernreich
                                    Title: Executive Vice President and
                                           Chief Financial Officer


Date:  November 13, 2003


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                          INDEX TO EXHIBITS FILED WITH
             THE CURRENT REPORT ON FORM 8-K DATED NOVEMBER 13, 2003

    Exhibit                               Description

     99.1                 Press Release issued on November 13, 2003.






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